                       HARTMARX SAVINGS-INVESTMENT PLAN
                       --------------------------------


           (As Amended and Restated Effective as of January 1, 1989)

                               TABLE OF CONTENTS
                               -----------------



                                                             PAGE


SECTION I        INTRODUCTION................................   1
SECTION II       DEFINITIONS.................................   1
SECTION III      ELIGIBILITY.................................  11
SECTION IV       CONTRIBUTIONS...............................  11
SECTION V        NONDISCRIMINATION REQUIREMENTS..............  19
SECTION VI       INVESTMENT OF CONTRIBUTIONS.................  31
SECTION VII      ALLOCATIONS TO PARTICIPANT ACCOUNTS.........  32
SECTION VIII     VESTING OF ACCOUNTS.........................  36
SECTION IX       DISTRIBUTIONS AND WITHDRAWAL................  37
SECTION X        ROLLOVERS...................................  46
SECTION XI       TRUST AGREEMENT.............................  48
SECTION XII      PLEDGE OR ALIENATION OF ACCOUNTS
                 OR BENEFITS.................................  49
SECTION XIII     ADMINISTRATION..............................  51
SECTION XIV      APPROVAL UNDER THE INTERNAL REVENUE CODE....  55
SECTION XV       AMENDMENT AND TERMINATION...................  55
SECTION XVI      INCLUSION OF AFFILIATES.....................  56
SECTION XVII     TOP-HEAVY PROVISIONS........................  57
SECTION XVIII    MISCELLANEOUS...............................  59

                                   SECTION I
                                 INTRODUCTION

       Effective January 1, 1989, The Hartmarx Savings-Investment Plan (the "Savings-Investment Plan" or "prior plan"), which is intended to be a profit sharing plan, is hereby amended and restated in its entirety. The restated plan shall be deemed a continuation of the prior plan and not a new plan.

       The benefits provided hereunder with respect to any Participant who retired or whose employment terminated prior to January 1, 1989, will, except as otherwise specifically provided herein, be governed in all respects by the terms of the Plan as in effect on the date of the Participant's retirement or other termination of employment.

       The Plan has been established for the purpose of permitting eligible employees of Hartmarx Corporation and its subsidiaries to supplement their retirement benefits under The Hartmarx Retirement Income Plan and to provide an opportunity to acquire an equity interest in the business through contributions of both pre-tax and after-tax earnings.


                                  SECTION II
                                  DEFINITIONS

  2.1       Definitions

       The following words and phrases shall have the meaning stated below unless a different meaning is plainly required by the context.

       1. "Account" means the account or accounts to be established for each Participant, as described in Section VI.

       2.  "Affiliate" means:

       (a) any corporation, partnership, proprietorship or other entity which, along with an Employer, is a member of a controlled group of corporations, a group of trades or businesses (whether or not incorporated) under common control or an affiliated service group, as described in Section 414(b), 414(c) or 414(m), respectively, of the Code or any entity required to be aggregated with an Employer pursuant to Section 414(o) of the Code; or

       (b) a corporation, on or after the date, if any, designated by the Company as the date from which Hours of Service with such corporation shall be recognized.

       3. "After-Tax Contributions" means contributions made by a Participant in a Plan Year which do not reduce his Annual Earnings subject to federal income taxes for such year.

       4. "Annual Earnings" means a Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer during a Plan Year to the extent that such amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, and bonuses) but excluding:

       (a) any amounts contributed by the Employer for the Participant's benefit under this Plan or any other profit sharing, pension, stock bonus or other retirement or benefit plan maintained by the Employer; provided, that any salary reduction amounts elected by the Participant that are not includible in gross income under Sections 125, 402(e)(3), 402(h) and 403(b) of the Code shall be included in his earnings;

       (b) any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in gross income when distributed;

       (c) any reimbursements or other expense allowances including reimbursements for travel expenses, relocation allowances, educational assistance allowances and other special allowances and awards;

       (d)  any income realized for federal income tax purposes as a result of
   (i) group life insurance, (ii) the grant or exercise of an option or options to acquire shares of stock of any Employer or Affiliate, the receipt of a cash appreciation payment in lieu of the exercise of such an option or options, the disposition of shares acquired on exercise of such an option, or (iii) the transfer of restricted shares of stock, or restricted property of an Employer or Affiliate or the removal of any such restrictions; and

       (e) any fringe benefits (cash and non-cash), moving expenses and welfare benefits.

       It is intended that Annual Earnings as defined above and as used in the Plan satisfy Section 414(s) of the Code by incorporating the safe harbor definition provided in Treas. Reg. Section 1.415-2(d)(10) as modified by Treas. Reg. Sections 1.414(s)-1(c)(3) and (4). In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning after 1988, the Annual Earnings of each Participant taken into account under the Plan shall not exceed the "annual earnings limit." The annual earnings limit for Plan Years beginning after 1988 and before 1994 is $200,000, as adjusted as provided under Section 401(a)(17) of the Code. The annual earnings limit for Plan Years beginning after 1993 is $150,000, as adjusted for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code.

       In determining the Annual Earnings of a Participant for purposes of the limitation under Section 401(a)(17) of the Code, the family aggregation rules of
Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules the limitation under Section 401(a)(17) of the Code is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Annual Earnings as determined under this Paragraph 4 prior to the application of the limitation.

       5. "Beneficiary" means such person or persons as may be entitled (in accordance with the provisions of Subsection 9.8) to receive any benefits or payments hereunder upon the death of a Participant.

       6.  "Board of Directors" means the Board of Directors of the Company.

       7. "Calculation Date" means each June 30 and December 31 and, effective January 1, 1992 and except as otherwise modified below, means the last day of each month. In addition, the Plan Administrator may adopt more frequent Calculation Dates for purposes of allocating earnings, losses or expenses under Sections VII, IX and XII, if the Plan Administrator deems it appropriate in order to allocate such earnings, losses or expenses more equitably among Participants. Effective January 1, 1992, the Plan Administrator has adopted daily Calculation Dates for purposes of allocating earnings, losses and expenses under Subsections 9.6, 9.7 and 12.2.

        8. "Calculation Period" means the period commencing on the date immediately following a Calculation Date and ending with the next succeeding Calculation Date.

        9. "Change in Control of the Company" means the occurrence of any of the following events:

       (a) any person, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; and

       (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the period, cease for any reason to constitute a majority thereof; or

       (c) the business of the Company is disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary) of the Company, or otherwise.

       10. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

       11.  "Company" means Hartmarx Corporation, a Delaware corporation.

       12. "Computation Period" means the twelve consecutive month period beginning on the day an Employee first performs an Hour of Service or on an anniversary of that date. Upon reemployment after a Computation Period in which he had less than 501 Hours of Service, an Employee's

Computation Period will be the twelve consecutive month period beginning on the day he first performs an Hour of Service following reemployment, or any anniversary of that date.

       13. "Eligibility Year" means a Computation Period during which an Employee completes at least 1,000 Hours of Service.

       14. "Employee" means any person who is employed by an Employer or an Affiliate, including any Leased Employee who is treated as an Employee under
Section 414(n) of the Code.

       15. "Employer" means the Company or an Affiliate which has adopted the Plan.

       16. "Employer Matching Contributions" means the contributions made to the Plan by the Employer in accordance with Subsection 4.4.

       17. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

       18. "ESOP" means the Hartmarx Employee Stock Ownership Plan, formerly known as The Hartmarx Tax Credit Employee Stock Ownership Plan, as the same may, from time to time, be amended.

       19.  "415 Compensation" means the total wages within the meaning of
Section 3401(a) of the Code paid to an Employee during the Plan Year for services rendered to the Employer or an Affiliate as an Employee that is subject to withholding for federal income tax purposes (before taking into account any withholding exemptions) but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed. For Plan Years beginning after December 31, 1991, for purposes of applying the limitations of Subsection 4.5, 415 Compensation for a Plan Year is the 415 Compensation actually paid or made available during such Plan Year.

       20. "Highly Compensated Employee" means, for any Plan Year, all highly compensated active employees and highly compensated former employees.

       A highly compensated active employee includes any Employee who performs an Hour of Service for the Employer or any Affiliate during the Determination Year and who during the Look-Back year:
(i) was at any time a five percent owner as defined in Section 416(i)(l) of the Code; (ii) received compensation from the Employer or any Affiliate in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (iii) received compensation from the Employer or any Affiliate in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group of Employees within the meaning of Section 414(q)(4) of the Code for such year; or (iv) was at any time an officer of the Employer or any Affiliate and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes: (i) any Employee who is both described in the preceding sentence if the term "Determination Year" is substituted for the term "Look-Back Year" and is one of the 100 Employees who received the most compensation from the Employer or any Affiliate during the Determination Year; and (ii) any Employee who is a five percent owner, as defined in Section 416(i)(l) of the Code, at any time during the Look-Back Year or Determination Year. If no officer has satisfied the compensation requirement of (iv) above during either a Determination Year or a Look-Back Year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

       In determining Highly Compensated Employees the calendar year calculation election described in Treas. Reg. Section 1.414(q)-1T Q&A-14(b) shall apply. Accordingly, for purposes of this Paragraph 20, the Look-Back Year shall be the calendar year Determination Year and a separate Determination Year calculation is not required.

       A highly compensated former employee includes any Employee who separated from service (or was deemed to have separated) prior to the Determination Year, performs no service for the Employer during the Determination Year, and was a highly compensated active employee for either the separation year or any Determination Year ending on or after the Employee's 55th birthday.

       If an Employee is, during a Determination Year or Look-Back Year, a family member of either a five percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most highly compensated Employees ranked on the basis of compensation paid by the Employer or any Affiliate during such year, then the family member and the five percent owner or top-ten

Highly Compensated Employee shall be treated as a single Employee receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and five percent owner or top-ten Highly Compensated Employee. For purposes of this Paragraph 20, family member includes the spouse, lineal ascendants and descendants of the Employee and the spouses of such lineal ascendants and descendants.

       The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is taken into account with respect to each Employee shall be made in accordance with Section 414(q) of the Code and the regulations thereunder.

       For purposes of this Paragraph 20, compensation means 415 Compensation increased by the amount of any contributions made by the Employer or any Affiliate under any salary reduction or similar arrangement and which is not includible in the gross income of the Employee under Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code.

       21. "Hour of Service" means, subject to the following provisions of this Paragraph 21, each hour for which an Employee or Participant is either directly or indirectly paid or entitled to payment by an Employer or by an Affiliate for the performance of duties or for which back pay, irrespective of mitigation of damages, has been awarded to the Employee or Participant or agreed to by the Employer or an Affiliate. Consistent with Section 2530.200b-2(b) and (c) of the Department of Labor regulations, an Employee or Participant shall be credited with 8 Hours of Service for each day (but not in excess of 40 hours per week) for such periods during which,

       (a) he performs no duties for the Employer or an Affiliate by reason of vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence but for which he is directly or indirectly paid or entitled to payment by the Employer or an Affiliate, including payments while he is no longer an Employee of the Employer or an Affiliate and payments unrelated to the length of the period during which no duties are performed but excluding payments made solely as reimbursement for medically related expenses or solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws, or

       (b) he is on an approved leave of absence from the Employer or an Affiliate without compensation, provided that he returns to active employment with the Employer or an Affiliate immediately following the termination of such leave (unless he dies or retires during the period of such leave).

       No more than 501 Hours of Service shall be credited to an Employee or Participant under Subparagraphs (a) and (b) next above on account of any single, continuous period during which he is not engaged in the performance of duties, whether or not such period falls within more than one Plan Year.

       Solely for the purpose of preventing the occurrence of a One Year Break in Service, and for no other purpose, an Employee or Participant shall also be credited with 8 Hours of Service for each day (but not in excess of 40 hours per week) for such periods during which the Employee or Participant is absent from work by reason of the pregnancy of, or the birth of or adoption of a child by, such Employee or Participant, or for purposes of caring for such child immediately following such birth or adoption, provided, however, that no more than 501 Hours of Service shall be credited to such Employee or Participant on account of any single, continuous period during which he is absent from work and provided, further, that such Hours of Service shall be credited only in (a) the Plan Year or the Computation Period, as applicable, in which the absence from work begins, or (b) the immediately following Plan Year or the Computation Period, as applicable, during which such absence continues.

       21. "Leased Employee" means any person who is not otherwise a common law employee of an Employer or an Affiliate and who, pursuant to an agreement between an Employer or an Affiliate (the "recipient employer") and any other person (the "leasing organization") has performed services for the recipient employer (or for the recipient employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. A Leased Employee shall not be considered an Employee of the recipient employer if: (i) such employee is covered by a money purchase pension plan which provides for immediate participation, full and immediate vesting, and a nonintegrated employer contribution rate of at least 10% of such employee's compensation (as defined in Section 414(n) of the Code), and (ii) leased employees do not constitute more than 20% of the recipient employer's nonhighly compensated workforce (as defined in Section 414(n) of the Code).

       22. "Matched Contributions" means a Participant's Pre-Tax Contributions and After-Tax Contributions during a Plan Year which in the aggregate do not exceed 6% of his Annual Earnings.

       23. "Non-Highly Compensated Employee" means, for any Plan Year, an Employee who is not a Highly Compensated Employee.

       24. "One Year Break in Service" means any Plan Year or Computation Period, as applicable, during which an Employee or a Participant completes less than 501 Hours of Service.

       25. "Participant" means any Employee who has become eligible to participate hereunder pursuant to Section III and is enrolled as a Participant.

       26. "Plan" means the Savings-Investment Plan described in this instrument and known as the Hartmarx Savings-Investment Plan, as the same may, from time to time, be amended.

       27.  "Plan Year" means the calendar year.

       28. "Plan Administrator" means the person or persons appointed by the Company to carry out the administration of the Plan and, in the absence of any such appointment, means the Company.

       29. "Pre-Tax Contributions" means contributions made by the Employer on behalf of a Participant in a Plan Year which reduce the Annual Earnings of such Participant subject to federal income taxes for such year.

       30. "Recordkeeper" means the individuals or firm selected by the Plan Administrator to provide record-keeping and participant accounting services for the Plan, including the maintenance of the separate accounts for Participants in accordance with the provisions of Section VI.

       31. "Retirement Income Plan" means the Hartmarx Retirement Income Plan, as the same may, from time to time, be amended.

       32. "Trust Agreement" means the written agreement between the Company and a Trustee which governs the management and administration of the Trust Fund.

       33. "Trustee" means the Trustee or Trustees designated pursuant to the Trust Agreement.

       34. "Trust Fund" means all funds received by the Trustee under the Trust representing contributions by the Employers and Participants to this Plan, and all income and profits received thereon, and investments and proceeds thereof, from time to time held by the Trustee under the Trust Agreement.

       35. "Voluntary Contributions" means a Participant's Pre-Tax Contributions and After-Tax Contributions during a Plan Year which are in excess of his Matched Contributions.

       36. "Year of Vesting Service" with respect to an Employee who is at least age 18 on the last day of the Plan Year shall mean each Plan Year during which such Employee completes at least 1,000 Hours of Service. For purposes of determining a Participant's vested interest in his Accounts, all periods of employment with an Employer or an Affiliate, including periods prior to the Effective Date shall be recognized, except as provided in Subsection 8.3. A Participant's Years of Vesting Service shall not include any period:

       (a) which would not have been included as part of a Participant's credited service under the Plan as in effect prior to January 1, 1976;

       (b) during which an eligible Employee or a Participant did not make the required contributions under this Plan as set forth in Subsection 4.1; or

       (c) for which this Plan or a predecessor plan (as defined under regulations prescribed by the Secretary of Labor or his delegate) was not maintained by the Company or an Affiliate.

       37. Use of the masculine pronoun shall be deemed to include the feminine unless the context clearly indicates the distinction.

                                  SECTION III
                                  ELIGIBILITY

       On or after the Effective Date, an Employee of an Employer who is at least age 21 and has completed at least one Eligibility Year and who is not a Leased Employee shall be eligible to participate in this Plan. Leased Employees shall not be eligible to participate in this Plan. An eligible Employee of an Employer shall become a Participant in this Plan as of the first day of the month after the Employer receives the Employee's signed enrollment form.

       An Employee who has previously completed an Eligibility Year and whose employment with the Employer and all Affiliates is terminated at a time when he is not vested in any portion of the balance of his Employer Matching Contribution Account shall be required to again complete an Eligibility Year prior to becoming a Participant in the Plan unless the number of his consecutive One Year Breaks in Service is five or less.


                                   SECTION IV
                                 CONTRIBUTIONS

  4.1  Participant Pre-Tax and After-Tax Contributions

       (a) Subject to the conditions and limitations set forth in this Section IV and in Section V, a Participant may elect to make or have made on his behalf contributions of up to 16% (in whole percentages only) of his Annual Earnings after becoming a Participant. A Participant shall designate in a salary reduction agreement (as described in Paragraph (b) below) the percentage he elects to have his Employer contribute to the Plan on his behalf as Pre-Tax Contributions (in whole percentages only) and shall further designate on forms prescribed by the Plan Administrator the percentage the Participant will contribute as After-Tax Contributions (in whole percentages only); provided, however, that the first 1% contributed to the Plan shall always be designated as an After-Tax Contribution.

       (b) The salary reduction agreement referred to in Paragraph (a) above shall be on a form prescribed by the Plan Administrator whereby the Participant agrees to reduce his Annual Earnings by a specified percentage for purposes of having the Employer contribute the reduced

   Annual Earnings amount to the Plan as Pre-Tax Contributions on behalf of the Participant. Every Employee who is eligible to participate under Section III shall be afforded a reasonable opportunity by the Plan Administrator to enter into a salary reduction agreement and to elect to have Pre-Tax Contributions made to the Plan under this Subsection 4.1. A Participant's salary reduction agreement shall be effective as soon as practicable following the date the agreement is received in executed form by the Plan Administrator, provided such effective date shall be no earlier than the date the Participant would otherwise commence participation in the Plan under Section III. Under no circumstances shall a Participant's salary reduction agreement be adopted retroactively. A Participant's salary reduction agreement shall remain in effect until amended or terminated by the Participant.

       (c) The reduction in a Participant's Annual Earnings which is used for purposes of funding the Participant's Pre-Tax Contributions under this Subsection 4.1 shall be done on a monthly, biweekly or other periodic basis in accordance with the Participant's regular payroll period. The Pre-Tax Contributions on behalf of a Participant shall be contributed to the Trust Fund as of the earliest date on which such amounts can reasonably be segregated from the Employer's general assets, and in no event later than 90 days following the date on which such amounts would otherwise have been payable to the Participant as Annual Earnings.

       (d) After-Tax Contributions made by the Participant shall be made by regular payroll deductions and shall be done on a monthly, biweekly or other periodic basis in accordance with the Participant's regular payroll period. All After-Tax Contributions for a Plan Year shall be made to the Trust Fund not later than the time required by law.

       (e) All contributions to the Trust Fund under this Subsection 4.1 shall be paid directly to the Trustee. The Plan Administrator shall furnish the Recordkeeper with allocation instructions with respect to each contribution which: (i) identify each Participant for whom the contribution is being made and the amount thereof; (ii) identify whether the amount contributed for or on behalf of the Participant represents a Pre-Tax Contribution or an After-Tax Contribution; and (iii) direct the investment of the amount contributed for or on behalf of the Participant in accordance with the provisions of Section VI.

  4.2       Maximum Amount of Pre-Tax Contributions

       (a) Limitation on Pre-Tax Contributions. No Participant shall be permitted to have aggregate elective deferrals made to this Plan and any other qualified plans maintained by the Employer or an Affiliate during any taxable year in excess of the dollar limitation of Section 402(g) of the Code in effect at the beginning of such taxable year. For these purposes, a Participant's "elective deferrals" include: (i) the Participant's Pre-Tax Contributions to this Plan (excluding any Pre-Tax Contributions returned to the Participant as excess annual additions under Subsection 4.5); (ii) Employer contributions made on behalf of the Participant pursuant to an election to defer under any other plan with a qualified cash or deferred arrangement under Section 401(k) of the Code, any simplified employee pension as described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan as described in Section 457 of the Code, or any plan as described in Section 501(c)(18) of the Code; and (iii) Employer contributions made on behalf of the Participant pursuant to a salary reduction agreement to purchase an annuity contract under Section 403(b) of the Code. The term "Excess Elective Deferral" means the amount of a Participant's elective deferrals (as defined in the preceding sentence) for a taxable year which are includible in the Participant's gross income for the taxable year for the reason that such deferrals exceed the dollar limitation in effect under
   Section 402(g) of the Code.

       (b) Election of After-Tax Contributions. If the Plan Administrator reasonably determines that elective deferrals on behalf of a Participant to this Plan and any other plans maintained by the Employer or an Affiliate for any Plan Year will exceed the dollar limitation of Section 402(g) of the Code, such Participant shall be deemed to have changed his election on his salary reduction agreement such that all Employer contributions which would otherwise be made to this Plan on his behalf as Pre-Tax Contributions for the balance of the Plan Year shall instead be treated as having been made by the Participant as After-Tax Contributions.

       (c) Allocation of Excess Elective Deferrals. If a Participant has made Excess Elective Deferrals for any taxable year, the Participant may assign to this Plan any portion of such Excess Elective Deferrals by notifying the Plan Administrator in writing no later than the March 1st following the close of the respective taxable year. Such written notification shall certify that the Participant has made Excess Elective Deferrals to be allocated to this Plan for the taxable year. A Participant shall be deemed to have notified the Plan Administrator of the existence of any Excess Elective Deferrals which arise by taking into account only those elective deferrals on behalf of the Participant to this Plan and any other plans maintained by the Employer and an Affiliate and to have assigned those Excess Elective Deferrals to such plans maintained by the Employer.

       (d) Distribution of Excess Elective Deferrals. Notwithstanding any provision of the Plan to the contrary, if a Participant has assigned Excess Elective Deferrals to this Plan for a taxable year, the amount of such Excess Elective Deferrals, plus any income or minus any loss allocable thereto, shall be distributed to the Participant from the Participant's Account no later than April 15th following the close of the respective taxable year.

       (e) Income or Loss Allocable to Excess Elective Deferrals. The income or loss allocable to the amount of Excess Elective Deferrals referred to in Paragraph (d) above shall include all allocable income or loss for the taxable year of the Excess Elective Deferrals and shall be calculated using any reasonable method for computing income or loss, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the relevant year, and is used by the Plan for allocating income or loss to Participants' Accounts.

       (f) Alternate Method for Calculating Income or Loss Allocable to Excess Elective Deferrals. Notwithstanding Paragraph (e) above, the income or loss allocable to the amount of Excess Elective Deferrals referred to in Paragraph
   (d) above may be calculated by multiplying the total investment income or loss (including dividends, interest, realized gains or losses, and unrealized appreciation or depreciation) allocated to the Participant's Accounts for the taxable year of the Excess Elective Deferrals by a fraction, the numerator of which is the Excess Elective Deferral amount to be distributed to the Participant by the Plan for the taxable year, and the denominator of which is the total Account balance attributable to the Participant's Pre-Tax Contributions as of the end of the taxable year, reduced by the investment gain or increased by the investment loss allocated to such total amount for the taxable year.

  4.3  Changes to Pre-Tax and After-Tax Contributions

       A Participant shall be permitted to amend his salary reduction agreement at any time with respect to Annual Earnings not yet received to designate a new percentage which will be used to determine Pre-Tax Contributions made to the Plan on his behalf and shall also be permitted to change the percentage of After-Tax Contributions previously designated. A Participant's amended salary reduction agreement or amended form pertaining to After-Tax Contributions shall be effective as soon as practicable following the date the amended agreement or form is received by the Plan Administrator. The Plan Administrator may prescribe uniform and nondiscriminatory rules limiting the number of times a Participant may make such amendments during a Plan Year, provided that Participants are afforded a reasonable opportunity to do so at least once each Plan Year. A Participant may terminate his salary reduction agreement at any time with respect to Annual Earnings not yet received and may terminate his After-Tax Contributions by delivering written notice of such termination to the Plan Administrator.

       No contribution may be made by or on behalf of a Participant (i) after the termination of his employment with an Employer, or (ii) during any period in which such Participant shall be a participant in some other non-governmental retirement pension plan (other than the Retirement Income Plan or the ESOP) the cost of which is borne in full or in part by the Employer.

       A Participant who is temporarily absent shall continue to make contributions only so long as he receives Annual Earnings from the Employer and only to the extent permitted by applicable law. If the Annual Earnings cease, the contributions shall concurrently cease and shall be resumed when the Annual Earnings are resumed.

  4.4  Employer Matching Contributions

       Prior to December 31, 1988, in addition to amounts constituting Pre-Tax Contributions made to the Plan pursuant to Subsection 4.1, each Employer shall make, out of current or accumulated earnings, a contribution to the Plan for each Plan Year equal to 25% of the aggregate Matched Contributions made by or on behalf of the Participants employed by such Employer in such Plan Year (the "Employer Matching Contributions") less the amount of Forfeitures applied to reduce such Employer Matching Contributions pursuant to Subsection 9.5. If an Employer's current or accumulated earnings are insufficient therefor, then so much of such Employer Matching Contribution as that Employer is unable to make may be made by any Employer. For all purposes of the Plan, any Employer Matching Contribution made by any Employer in accordance with this Subsection
4.4 on behalf of an Employer prevented from making all or any part thereof shall be considered as having been made by the Employer prevented from making such Employer Matching Contribution.

       Employer Matching Contributions under the Plan shall be transferred to the Trustee in cash or in shares of the Company's common stock (which may be shares held in the treasury or out of authorized-but-unissued shares), or both. Shares of the Company's common stock shall be valued at fair market value as of the date the contribution is made to the Trust Fund. Each Employer may make its Employer Matching Contribution for any Plan Year at such time or times as it shall in its sole discretion determine, provided, however, that the Employer Matching Contribution for any Plan Year shall be made not later than the time prescribed by law for filing its federal income tax return for the taxable year within which such Plan Year ends, including any extensions thereof.

  4.5  Limitation on Contributions

       (a) Notwithstanding anything to the contrary contained in Section IV, the "annual addition" for any Participant shall not exceed the amount determined hereunder. Annual addition shall mean the sum of Employer contributions, Employee contributions and forfeitures allocated on behalf of a Participant for a Plan Year, which is defined to be the limitation year.

       The determination of the annual addition will be made as if the Plan and all Related Defined Contribution

   Plans were one plan, and any Participant contributions to Related Defined Benefit Plans will be treated as contributions to Related Defined Contribution Plans. "Related Defined Contribution Plan" means any other defined contribution plan maintained by an Employer or an Affiliate. "Related Defined Benefit Plan" means any defined benefit plan maintained by an Employer or an Affiliate. Annual additions will be applied to the applicable Plan Year in accordance with Section 1.415-6(b) of the Treasury Regulations.

       Annual addition shall also include amounts allocated to an individual medical account, as defined in Section 415(l) of the Code which is part of a Related Defined Benefit Plan and amounts derived from contributions which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Section 416(i)(l) of the Code) under a welfare benefit plan (as defined in Section 419A(d) of the Code) maintained by the Employer or an Affiliate.

       (b) The annual addition for any Participant shall not exceed the lesser of (i) or (ii) below:

           (i) $30,000, or if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1)(A) of the Code as in effect for the limitation year. In the event of a short Plan Year, the maximum dollar limitation shall be divided by 12 and multiplied by the number of months in the short Plan Year.

           (ii)  25% of the Participant's 415 Compensation.

       (c) If a Participant also is or has been a participant in one or more Related Defined Benefit Plans, whether or not terminated, the projected annual benefit from such Related Defined Benefit Plans shall be reduced so that a "combined benefit factor" in excess of 1.0 shall not result. The combined benefit factor is the sum of (i) the defined benefit factor and (ii) the defined contribution factor where:

           (i)   the defined benefit factor is a fraction

                 (A) the numerator of which is the Participant's projected annual benefit under all Related Defined Benefit Plans at the end of the limitation year of the Plan, and

                 (B) the denominator of which is the lesser of

                 (1) 1.25 multiplied by the maximum allowable annual benefit under Sections 415(b)(1)(A) and 415(d) of the Code at the end of the limitation year of the Plan, or

                 (2) 1.4 multiplied by the maximum allowable annual benefit under Section 415(b)(1)(B) of the Code at the end of the limitation year of the Plan, and

             (ii)  the defined contribution factor is a fraction

                 (A) the numerator of which is the sum of the annual additions for such Participant under the Plan and all Related Defined Contribution Plans, whether or not terminated, for all such years during which he was a participant in such plans, and

                 (B) the denominator of which is the sum of the lesser of the amounts determined in (1) or (2) for the current year and each prior year during which the Participant was employed by the Employer or an Affiliate, regardless of whether or not a plan was in existence during those years:

                 (1) 1.25 multiplied by the maximum dollar limitation as
             defined in Paragraph (b)(i) above, or

                 (2) 1.4 multiplied by the compensation limitation as defined in Paragraph (b)(ii).

       (d) If the foregoing limitation should apply to a Participant, his benefits under any Related Defined Benefit Plan shall be limited before his benefits under a Related Defined Contribution Plan are limited, and his benefits under this Plan shall be limited before his benefits under any other Related Defined Contribution Plan are limited.

  4.6  Employee Stock Ownership Plan

       Effective December 31, 1988, upon the Company's adoption of an employee stock ownership plan of the kind described in Section 4975(e)(7) of the Code ("ESOP") with provisions governing the allocation, distribution and calculation of the amount of employer contributions which were substantially the same as the provisions governing the allocation, distribution and calculation of Employer Matching Contributions under this Plan, all obligations of the Employers to make any future Employer Matching Contributions to this Plan ceased.


                                   SECTION V
                         NONDISCRIMINATION REQUIREMENTS

  5.1  Definitions

       For purposes of this Section V, the following terms shall be defined as follows:

       (a) "Actual Deferral Percentage" means the ratio, expressed as a percentage calculated to the nearest one-hundredth of one percent, of the amount of Pre-Tax Contributions on behalf of an Eligible Employee for a Plan Year to the Employee's Compensation (as hereinafter defined) for the Plan Year. For these purposes, an Eligible Employee's Pre-Tax Contributions shall not include any Pre-Tax Contributions on behalf of the Eligible Employee for the Plan Year which are taken into account in the Average Contribution Percentage test under Subsection 5.5. A Highly Compensated Employee's Pre-Tax Contributions shall include any Excess Elective Deferrals on behalf of the Highly Compensated Employee for the Plan Year. Any Eligible Employee who does not elect to make Pre-Tax Contributions shall have a zero Actual Deferral Percentage for the Plan Year. An Eligible Employee's Actual Deferral Percentage for a Plan Year shall be calculated by disregarding any Pre-Tax Contributions on behalf of the Eligible Employee for the Plan Year which are properly returned to the Eligible Employee as an excess annual addition under Subsection 4.5.

       (b) "Average Actual Deferral Percentage" means the average of the Actual Deferral Percentages of all of the Eligible Employees for the Plan Year.

       (c) "Average Contribution Percentage" means the average of the Contribution Percentages of the Eligible Employees for the Plan Year.

       (d) "Contribution Percentage" means the ratio, expressed as a percentage calculated to the nearest one-hundredth of one percent, of the sum of Employer Matching Contributions, After-Tax Contributions, and any Pre-Tax Contributions taken into account under Subsection 5.7, on behalf of an Eligible Employee for a Plan Year to the Employee's Compensation for the Plan Year. For these purposes, an Eligible Employee's Contribution Percentage for any Plan Year shall be calculated by excluding any Employer Matching Contributions which are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Elective Deferrals, Excess Contributions, or Excess Aggregate Contributions. An Eligible Employee's Contribution Percentage for a Plan Year shall be calculated by disregarding any After-Tax Contributions or Pre-Tax Contributions on behalf of the Eligible Employee for the Plan Year which are properly returned to the Eligible Employee as an excess annual addition under Subsection 4.5.

       (e) "Compensation" means the total 415 Compensation received by an Employee for services rendered to the Employer or an Affiliate while an Eligible Employee under the Plan during the Plan Year. An Eligible Employee's Compensation for a Plan Year shall also include all Pre-Tax Contributions made to the Plan on behalf of the Employee for the Plan Year, and all elective contributions made by the Employer or an Affiliate for the Plan Year to any other plan on behalf of the Employee which are not currently includible in the gross income of the Employee under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code. Not more than $200,000 (or such other amount as is determined under Section 401(a)(17) of the Code) of Compensation will be taken into account for any Eligible Employee for any Plan Year beginning after December 31, 1988 and before January 1, 1994. For Plan Years beginning on or after January 1, 1994, the Compensation of each Eligible Employee taken into account for any Plan Year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code. In determining the Compensation of an Eligible Employee for purposes of the applicable adjusted annual Compensation limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Eligible Employee and any lineal descendants of the Eligible Employee who have not attained age 19 before the close of the Plan Year.

       (f) "Eligible Employee" means, with respect to any Plan Year, any Employee who is eligible to participate under Section III and to have Pre-Tax Contributions made to the Plan under Subsection 4.1, regardless of whether any contributions are made to the Plan on behalf of the Employee for such Plan Year.

       (g) "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of Employer Matching Contributions, After-Tax Contributions and any Pre-Tax Contributions taken into account under Subsection 5.7, actually made to the Plan on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Subsection 5.5.

       (h) "Excess Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of Pre-Tax Contributions actually made to the Plan on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Subsection 5.2.

       (i) "Family Member" means, with respect to any Eligible Employee, an individual described in Section 414(q)(6)(B) of the Code.

  5.2  Average Actual Deferral Percentage (ADP) Tests

       For each Plan Year, the Plan shall satisfy one of the following Average Actual Deferral Percentage tests with respect to the Pre-Tax Contributions made to the Plan for the Plan Year:

       (a) the Average Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

       (b) the Average Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average

   Actual Deferral Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by two, provided that the Average Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year does not exceed the Average Actual Deferral Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees by more than two percentage points.

  5.3  Special Rules for ADP Tests

       (a) Aggregation of Family Members. For purposes of determining the Actual Deferral Percentage of any Eligible Employee who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Pre-Tax Contributions and Compensation of such Eligible Employee shall include the Pre-Tax Contributions and Compensation for the Plan Year of Family Members. In such a case, the Family Member of the Highly Compensated Employee shall not be considered a separate Eligible Employee for purposes of calculating Average Actual Deferral Percentages for the Plan Year.

       (b) Multiple Cash or Deferred Arrangements. In the case of any Eligible Employee who is a Highly Compensated Employee for a Plan Year and who is eligible to participate in more than one cash or deferred arrangement described in Section 401(k) of the Code maintained by the Employer or an Affiliate during the Plan Year, the Actual Deferral Percentage of the Eligible Employee for the Plan Year shall be calculated by treating all such cash or deferred arrangements in which the Eligible Employee is eligible to participate as one arrangement. If the Highly Compensated Employee participates in two or more such cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

       (c) Aggregation of Plans. In the event that this Plan satisfies the requirements of Section 401(a), 401(k) or 410(b) of the Code only if aggregated with one or more other qualified plans, or if one or more other qualified plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section V shall be applied by determining the Actual Deferral Percentages of Eligible Employees as if all such qualified plans were a single plan. For plan years beginning after December 31, 1989, qualified plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same plan year.

  5.4  Correction of Excess Contributions

       (a) General Rule. If the Plan fails to satisfy one of the Average Actual Deferral Percentage tests of Subsection 5.2 as of the end of a Plan Year, the Excess Contributions for the Plan Year shall be either recharacterized in accordance with Paragraph (b) below or timely distributed to Highly Compensated Employees in accordance with Paragraph (c) below, as determined by the Plan Administration in its sole discretion.

       (b) Recharacterization. Highly Compensated Employees' Excess Contributions may be treated as amounts distributed to the Highly Compensated Employees and then contributed by such employees to the Plan. Recharacterized amounts shall remain nonforfeitable and subject to the same distribution requirements as Pre-Tax Contributions. Recharacterization shall occur no later than two and one-half months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Such recharacterized amounts will be taxable to the Highly Compensated Employees for the tax year in which such employees would have received them in cash.

       (c) Distribution of Excess Contributions. Excess Contributions, plus any income and minus any loss allocable thereto, which are not recharacterized in accordance with Paragraph (b) above shall be distributed to Highly Compensated Employees no later than 12 months following the close of the Plan Year. Such distributions shall be made to Highly Compensated Employees on the basis of respective portions of the Excess Contributions attributable to each such Highly Compensated Employee. For purposes of this Paragraph (c), Excess Contributions of Highly Compensated Employees who are subject to the family member aggregation rules of Subsection 5.3 shall be allocated among the Family Members of the Highly Compensated Employee in proportion to the Pre-Tax Contributions of each Family Member which are combined to determine the Highly Compensated Employee's Actual Deferral Percentage.

       (d) Determination and Allocation of Excess Contributions. The Actual Deferral Percentage for the Highly Compensated Employee with the highest Actual Deferral Percentage for the Plan Year shall be reduced to the minimum extent necessary either:

           (i) to enable the Plan to satisfy one of the Average Actual Deferral Percentage tests of Subsection 5.2 for the Plan Year; or

           (ii) to cause the Highly Compensated Employee's Actual Deferral Percentage to equal the next highest Actual Deferral Percentage of any Highly Compensated Employee for the Plan Year.

   This process shall be repeated until the Average Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees is sufficiently reduced to enable the Plan to satisfy one of the Average Actual Deferral Percentage tests of Subsection 5.2 for the Plan Year. The amount of Excess Contributions to be allocated to each Highly Compensated Employee for the Plan Year shall equal the total Pre-Tax Contributions on behalf of the Highly Compensated Employee for the Plan Year minus the amount determined by multiplying the Highly Compensated Employee's reduced Actual Deferral Percentage (as determined above) by the Employee's Compensation for the Plan Year.

       (e) Income or Loss Allocable to Excess Contributions. The income or loss allocable to the Excess Contributions referred to in Paragraph (d) above shall be calculated up to the date of distribution using any reasonable method for computing income or loss, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants' Accounts under the Plan.

       (f) Alternate Method for Calculating Income or Loss Allocable to Excess Contributions. Notwithstanding Paragraph (e) above, the income or loss allocable to the amount of Excess Contributions may be calculated by (i) multiplying the total investment income or loss (including dividends, interest, realized gains or losses, and unrealized appreciation or depreciation) allocable to the Participant's Pre-Tax Contributions by a fraction, the numerator of which is the Excess Contributions allocated to the Participant for the Plan Year, and the denominator of which is the total account balance attributable to the Participant's Pre-Tax Contributions as of the end of the Plan Year, reduced by the investment gain (or increased by the investment loss) allocated to such total amount for the Plan Year, and (ii) adding to such sum, ten percent of the amount determined under (i) above multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution counting the month of distribution if distribution occurs after the 15th of such month.

  5.5       Average Contribution Percentage (ACP) Tests

       For each Plan Year for which any Employer Matching Contributions are made to the Plan or any After-Tax Contributions are made to the Plan, the Plan shall satisfy one of the following Average Contribution Percentage tests for the Plan Year:

       (a) the Average Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

       (b) the Average Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by two, provided that the Average Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year does not exceed the Average Contribution Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees by more than two percentage points.

  5.6       Special Rules for ACP Tests

       (a) Aggregation of Family Members. For purposes of determining the Contribution Percentage of any Eligible Employee who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the After-Tax Contributions and Employer Matching Contributions (and any Pre-Tax Contributions treated as Employer Matching Contributions under Subsection 5.7) and

   Compensation of such Eligible Employee shall include the After-Tax Contributions and Employer Matching Contributions (and any Pre-Tax Contributions treated as Employer Matching Contributions under Subsection 5.7) and Compensation for the Plan Year of Family Members. In such a case, the Family Member of the Highly Compensated Employee shall not be considered a separate Eligible Employee for purposes of calculating Average Contribution Percentages for the Plan Year.

       (b) Multiple Plans. In the case of any Eligible Employee who is a Highly Compensated Employee for a Plan Year and who is eligible to participate in more than one qualified plan maintained by the Employer or an Affiliate during the Plan Year, all matching contributions (as defined in Section 401(m)(4)(A) of the Code) and all employee contributions and any elective deferrals taken into account under 401(m)(3) of the Code shall be aggregated for purposes of determining the Eligible Employee's Contribution Percentage for the Plan Year. If the Highly Compensated Employee participates in two or more cash or deferred arrangements described in Section 401(k) of the Code maintained by the Employer that have different plan years, all such cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

       (c) Aggregation of Plans. In the event that this Plan satisfies the requirements of Section 401(a)(4), 401(m) or 410(b) of the Code only if aggregated with one or more other qualified plans, or if one or more other qualified plans satisfy the requirement of such sections of the Code only if aggregated with this Plan, then this Section V shall be applied by determining the Contribution Percentages of Eligible Employees as if all such qualified plans were a single plan. For plan years beginning after December 31, 1989, qualified plans may be aggregated to satisfy Section 401(m) of the Code only if they have the same plan year.

  5.7 Treatment of Employee Pre-Tax Contributions as Employer Matching Contributions

       The Employer may elect, in accordance with the regulations of the Secretary of Treasury under Section 401(m) of the Code, to treat all or a portion of the Pre-Tax Contributions as Employer Matching Contributions for purposes of calculating the Contribution Percentages of Eligible Employees for the Plan Year. Notwithstanding the preceding, the Employer may elect to treat Pre-Tax Contributions as Employer Matching Contributions for purposes of calculating Contribution Percentages only if one of the Average Actual Deferral Percentage Tests of Subsection 5.2 is satisfied before the Pre-Tax Contributions are treated as Employer Matching Contributions for the Plan Year, and one of the Average Actual Deferral Percentage Tests of Subsection 5.2 continues to be satisfied excluding the Pre-Tax Contributions treated as Employer Matching Contributions for the Plan Year.

  5.8       Correction of Excess Aggregate Contributions

       (a) General Rule. If the Plan does not satisfy one of the Average Contribution Percentages tests of Subsection 5.5 as of the end of a Plan Year, the Excess Aggregate Contributions for the Plan Year shall be forfeited or timely distributed to Highly Compensated Employees in accordance with Paragraph (c) below.

       (b) Allocation of Excess Aggregate Contributions. In the event Excess Aggregate Contributions are made to the Plan for a Plan Year, the Contribution Percentage for the Highly Compensated Employee with the highest Contribution Percentage for the Plan Year shall be reduced to the minimum extent necessary either:

           (i) to enable the Plan to satisfy one of the Average Contribution Percentage tests of Subsection 5.5 for the Plan Year; or

           (ii) to cause the Highly Compensated Employee's Contribution Percentage to equal the next highest Contribution Percentage of any Highly Compensated Employee for the Plan Year.

   This process shall be repeated until the Average Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year is sufficiently reduced to enable the Plan to satisfy one of the Average Contribution Percentage tests of Subsection 5.5 for the Plan Year. The amount of Excess Aggregate Contributions to be allocated to each Highly Compensated Employee for the Plan Year shall equal the total After-Tax Contributions and Employer Matching Contributions, including Pre-Tax Contributions treated as Employer Matching Contributions under Subsection 5.7, on behalf of the Highly Compensated Employee for the Plan Year minus the amount determined by multiplying the

   Highly Compensated Employee's reduced Contribution Percentage (as determined above) by the Employee's Compensation for the Plan Year.

       (c)  Forfeiture or Distribution of Excess Aggregate Contributions.
   Excess Aggregate Contributions allocated to Highly Compensated Employees for a Plan Year, plus any income or minus any loss allocable thereto, must be forfeited to the extent attributable under Paragraph (g) below to Employer Matching Contributions that are not vested under Section VIII, and otherwise distributed to Highly Compensated Employees no later than 12 months following the close of the Plan Year. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Aggregate Contributions attributable to each such Highly Compensated Employee. For purposes of this paragraph (c), Excess Aggregate Contributions of Highly Compensated Employees who are subject to the family member aggregation rules of Subsection 5.6 shall be allocated among the Family Members of the Highly Compensated Employee in proportion to the After-Tax Contributions and Employer Matching Contributions of each Family Member which are combined to determine the Highly Compensated Employee's Average Contribution Percentage.

       (d) Income or Loss Allocable to Excess Aggregate Contributions. The income or loss allocable to the Excess Aggregate Contributions referred to in Paragraph (c) above shall be calculated up to the date of distribution using any reasonable method for computing income or loss, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants' Accounts under the Plan.

       (e) Alternate Method for Calculating Income or Loss Allocable to Excess Contributions. Notwithstanding Paragraph (d) above, the income or loss allocable to the amount of Excess Aggregate Contributions may be calculated by (i) multiplying the total investment income or loss (including dividends, interest, realized gains or losses, and unrealized appreciation or depreciation) allocable to the Participant's After-Tax Contributions, Employer Matching Contributions and amounts treated as Employer Matching Contributions under Subsection 5.7 by a fraction, the numerator of which is the Excess Aggregate Contributions allocated to the Participant for the Plan

   Year, and the denominator of which is the total account balance attributable to the Participant's After-Tax Contributions, Employer Matching Contributions and amounts treated as Employer Matching Contributions under Subsection 5.7 as of the end of the Plan Year, reduced by the investment gain (or increased by the investment loss) allocated to such total amount for the Plan Year, and
   (ii) adding to such sum, ten percent of the amount determined under (i) above multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution counting the month of distribution if distribution occurs after the 15th of such month.

       (f) Coordination with Excess Contributions. The determination of the amount of Excess Aggregate Contributions for a Plan Year shall be made after the determination of the amount of any Excess Contributions for the Plan Year.

       (g) Accounting for Excess Aggregate Contributions. The amount of Excess Aggregate Contributions allocated to a Highly Compensated Employee for a Plan Year shall be attributed first to After-Tax Contributions by the Participant which are not matched by Employer Matching Contributions under Subsection
   4.4. To the extent such Excess Aggregate Contributions exceed the Participant's After-Tax Contributions which are not matched, such Excess Aggregate Contributions shall be attributed to After-Tax Contributions which are matched by Employer Matching Contributions, Employer Matching Contributions and any amounts treated as Employer Matching Contributions under Subsection 5.7 in proportion to the amounts of such contributions on behalf of the Participant for the Plan Year.

  5.9       Multiple Use of Alternative Limitation

       (a) In General. This Subsection 5.9 shall apply if one or more Highly Compensated Employees participates in this Plan and the sum of the Average Actual Deferral Percentage and the Average Contribution Percentage of those Highly Compensated Employees exceeds the Aggregate Limit, as defined in Paragraph (b) below. For purposes of this Subsection 5.9, the Average Actual Deferral Percentage of the Highly Compensated Employees shall be determined after any corrective measures as described in Subsection 5.4 are undertaken for the Plan Year. The Average Contribution Percentage of the Highly Compensated

   Employees shall be determined after any corrective measures as described in Subsections 5.7 and 5.8 are undertaken for the Plan Year. Notwithstanding the foregoing, this Subsection 5.9 shall not apply if either the Average Actual Deferral Percentage or the Average Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Average Actual Deferral Percentage and the Average Contribution Percentage of the Non-Highly Compensated Employees.

       (b)  Aggregate Limit.  The term "Aggregate Limit" shall mean the sum of:

           (i) 125 percent of the greater of: (A) the Average Actual Deferral Percentage for Eligible Employees who are Non-Highly Compensated Employees for the Plan Year or (B) the Average Contribution Percentage for Eligible Employees who are Non-Highly Compensated Employees for the Plan Year; plus

           (ii) two plus the lesser of (A) or (B) above, provided that in no event shall this amount exceed 200 percent of the lesser of (A) or (B) above.

       (c) Required Correction. In the event that the Aggregate Limit is exceeded as of the end of any Plan Year, the Employer shall reduce the Average Contribution Percentage of the Highly Compensated Employees (beginning with such Highly Compensated Employees whose Average Contribution Percentage is the highest) so that the Aggregate Limit is not exceeded. The amount by which each such Highly Compensated Employee's Average Contribution Percentage is reduced shall be determined in accordance with the procedures of Subsection 5.8, by treating the excess amount as Excess Aggregate Contributions.

  5.10      Recordkeeping Requirements

       The Plan Administrator shall maintain records sufficient to demonstrate satisfaction of the Average Actual Deferral Percentage test and the Average Contribution Percentage test.

  5.11      Other Requirements

       The determination and treatment of the Average Actual Deferral Percentage amounts and the Average Contribution Percentage amounts of any Eligible Employee shall satisfy such other requirements as may be prescribed by the Secretary of Treasury.


                                  SECTION VI
                          INVESTMENT OF CONTRIBUTIONS

  6.1       Receipt of Contributions by the Trustee

       All contributions to the Plan which are paid to the Trustee under Subsections 4.1, 4.4 and 10.1 shall be held in trust and managed by the Trustee in accordance with the terms and conditions of the Trust Agreement.

  6.2       Establishment of Separate Accounts by Recordkeeper

       (a) In accordance with the directions of the Plan Administrator, the Recordkeeper shall establish and maintain the following separate accounts in the name of each Participant:

           (i) an "Employee Pre-Tax Contribution Account" to record the Participant's Pre-Tax Contributions to the Plan under Subsection 4.1, and the earnings, losses and expenses allocated thereto;

           (ii) an "Employee After-Tax Contribution Account" to record the Participant's After-Tax Contributions to the Plan under Subsection 4.1, and the earnings, losses and expenses allocated thereto;

           (iii) an "Employer Matching Contribution Account" to record any Employer Matching Contributions to the Plan under Subsection 4.4 on behalf of the Participant and the earnings, losses and expenses allocated thereto;

           (iv) a "Rollover Contribution Account" to record any rollover contributions to the Plan on behalf of the Participant under Subsection
       10.1 and the earnings, losses and expenses allocated thereto; and

           (v) such other accounts as the Plan Administrator shall direct in accordance with the provisions of the Plan or the requirements of the Code.

       In addition, the Recordkeeper shall establish subaccounts under the Accounts in Paragraphs (a)(i) and (ii) above, to distinguish a Participant's Matched Contributions from his Voluntary Contributions, and the earnings, losses and expenses allocated thereto.

  6.3       Investment of Plan Assets

       Subject to Subsection 6.4, all amounts which are allocated to the separate Accounts of a Participant shall be invested and reinvested in accordance with the Participant's investment instructions in one or more of the investment options made available by the Plan Administrator under the Plan and authorized under the Trust Agreement. The Plan Administrator shall make not less than 3 investment options available under the Plan. All investment directions by a Participant shall be made in accordance with rules and procedures prescribed by the Plan Administrator. A Participant shall be permitted to change investment directions both as to existing amounts credited to his separate Accounts under the Plan and future contributions by or on behalf of the Participant under the Plan. Any such change in investment directions shall be made in accordance with rules and procedures prescribed by the Plan Administrator. Notwithstanding the foregoing, the transfer of assets from any investment contract fund shall be subject to the restrictions set forth in the operative investment contract fund documents. To the extent such investments are directed by the Participant, the Trustee and other Plan fiduciaries are relieved of their fiduciary responsibilities to the extent provided in Section 404 of ERISA.

  6.4       Employer Contributions

       All Employer Matching Contributions shall be invested, in accordance with the provisions of the Trust Agreement, only in the "Hartmarx Stock Fund" which shall be an unsegregated fund invested in the Company's common stock.


                                  SECTION VII
                      ALLOCATIONS TO PARTICIPANT ACCOUNTS

  7.1       Credits to Hartmarx Stock Fund Accounts

       The Participant's Account or Accounts which are invested in the Hartmarx Stock Fund (hereinafter referred to as the "Hartmarx Stock Fund Account" or "Hartmarx Stock Fund Accounts") shall be credited as of each Calculation Date with the dollar amount of the contributions made by or on behalf of the Participant during the preceding Calculation Period. Such contributions shall be applied by the Trustee toward the purchase of the Company's common stock. All amounts transferred to the Trustee under Section X in respect of an eligible rollover distribution (as defined in said Section X) payable to the Participant from another retirement plan and permitted by the Company to be so transferred shall be credited to the Participant's Rollover Contribution Account in the Hartmarx Stock Fund as of the date of receipt thereof by the Trustee. Any Hartmarx Stock Fund Account of the Participant which has not been distributed on account of a termination of employment with the Employer and all Affiliates, or which has not been withdrawn pursuant to Subsection 9.7, prior to such Calculation Date shall also be credited (or charged) with dividends, gains or losses on open market transactions (as measured against the ending valuation for such Calculation Date), other distributions (other than in Company common stock) received during the preceding Calculation Period on the Company's common stock held by the Trustee, and interest earned, if any, on any funds temporarily held by the Trustee in accordance with the Trust Agreement, in the proportion that the average of (i) the value of the Participant's Hartmarx Stock Fund Account on such Calculation Date (without regard to Employer Matching Contributions and earnings posted thereto on such Calculation Date pursuant to this Subsection 7.1); and (ii) the value (as of such Calculation Date) of the shares in such Account on the first day of the Calculation Period then ending (computed after taking into account any distributions pursuant to Section IX), bears to the average value of the Hartmarx Stock Fund Accounts of all Participants on such Calculation Date and on the first day of such Calculation Period (similarly calculated), provided, however, that prior to making such allocation, the net earnings of the Hartmarx Stock Fund shall first be reduced by the portion thereof attributable to eligible rollover distribution amounts received by the Trustee during such Calculation Period. The net earnings determined to be attributable to such eligible rollover distribution amounts shall then be allocated to the Hartmarx Stock Fund Accounts of all Participants entitled thereto in the proportion that the credit balance thereof as of the last day of the Calculation Period then ending in each such Account of each such Participant bears to the total credit balances thereof as of the last day of such Calculation Period in the Hartmarx Stock Fund Accounts of all such Participants. The Participant's Hartmarx Stock Fund Account shall then be credited as of each Calculation Date with shares of the Company's common stock (calculated to the third decimal place) valued at the average price per share of the Company's common stock purchased by the Trustee from the Company (and from the Hartmarx Stock Fund Accounts of terminated Participants) on account of the contributions made, and income earned, during such Calculation Period (which shares shall be allocated to such Accounts in proportion to the dollar balances in such Accounts), and the dollar amounts in such Account shall be reduced by the aggregate price of the stock so credited to such Account. In computing said aggregate price, the price per share of the Company's common stock purchased, or treated as having been purchased, by the Trustee pursuant to this Subsection 7.1 shall be equal to 90% (100%, with respect to amounts attributable to rollover contributions under Subsection 10.1) of the mean of the high and low prices for such share on the New York Stock Exchange-Composite Transactions, or other principal market quotation, on the day such share is purchased, or treated as having been purchased. For purposes of this Subsection 7.1, the aggregate amount of Pre-Tax Contributions and After-Tax Contributions made to the Hartmarx Stock Fund during each calendar month shall be applied (or treated as having been applied) by the Trustee to the purchase of shares of the Company's common stock (which shall be shares held in treasury or in the accounts of terminated Participants) as of the last day of such month.

       The Company may direct the Trustee to exercise rights to purchase stock of the Company. For purposes of this Subsection 7.1 the price of such stock shall be increased by the fair market value of such rights on the date of exercise and such fair market value shall be treated as a dividend.

  7.2       Credits to Investment Fund Accounts

       The Participant's Account or Accounts which are invested in an investment fund or funds other than the Hartmarx Stock Fund (hereinafter referred to as the "Investment Fund" or "Investment Funds") shall be credited as of each Calculation Date with all contributions made by or on behalf of the Participant during the preceding Calculation Period which the Participant has directed be invested in such Investment Fund.

       The Trustee shall determine following the close of each Calculation Period the adjusted net earnings of the Investment Fund for such Calculation Period, which shall be:

       (a) the interest received on investments of such Fund during such Calculation Period; gains realized from the sale, collection, exchange or distribution during such Calculation Period of assets of such Fund; and appreciation during such Calculation Period in fair market value of assets of such Fund at the close of such Calculation Period; less

       (b) the losses realized from the sale, collection, exchange or distribution during such Calculation Period of assets of such Fund; and depreciation during such Calculation Period in fair market value of assets of such fund owned at the close of such Calculation Period.

       The fair market value of any nontransferable securities or obligations of or guaranteed by the United States of America, having a surrender value, shall be deemed to be the redemption value or cost during a nonredemption period.

       The adjusted net earnings of the Investment Fund shall be posted as of the last day of each Calculation Date as a credit or charge, as the case may be, to the Accounts of all Participants in such Investment Fund which have not been distributed on account of a termination of employment with the Employer and all Affiliates, or which have not been withdrawn pursuant to Subsection 9.7, prior to such Calculation Date, in the proportion that the average of (i) the credit balance in the Participant's Account in such Investment Fund on such Calculation Date (without regard to earnings posted thereto on such Calculation Date pursuant to this Subsection 7.2); and (ii) the credit balance in such Account on the first day of the Calculation Period then ending (computed after taking into account and distributions pursuant to Section IX), bears to the average of the total credit balances in the Accounts in such Investment Fund of all Participants on such Calculation Date and on the first day of such Calculation Period (similarly calculated).

  7.3       Statements to Participants

       Each Participant as of the end of each calendar quarter shall be informed by the Plan Administrator as soon as practicable thereafter, and in such manner as the Plan Administrator shall determine, as to the credit balance in the Participant's Accounts as of such day. Any such information furnished to any Participant shall in no way control or modify the provisions of this Section VII.

                                 SECTION VIII
                              VESTING OF ACCOUNTS

  8.1       Participant Contributions

       The interest of each Participant in his Accounts attributable to Pre-Tax Contributions and After-Tax Contributions and the interest of each such Participant in his Pre-Tax Contributions and After-Tax Contributions, if any, which are not yet credited to his account(s) shall be fully vested and non-forfeitable.

  8.2       Employer Contributions

       The interest of each Participant in his Employer Matching Contribution Account, whenever and wherever made, and the earnings, if any, thereon shall be fully vested and non-forfeitable upon the earliest to occur of: (i) his completion of five Years of Vesting Service; (ii) the date of his death; (iii) the date on which he attains age 65; (iv) his election of early retirement under the Retirement Income Plan; and (v) the date on which a Change in Control of the Company occurs. A Participant who is not 100% vested in the interest in his Employer Matching Contribution Account in accordance with the preceding sentence but who has completed at least three "Completed Years of Vesting Service" (as defined below) will nevertheless have a vested and nonforfeitable interest such Account in the percentage shown in the following schedule based upon his Completed Years of Vesting Service:

       Completed Years
       of Vesting Service             Percent Vested
       ------------------             --------------

  At least three but less than four         33-1/3%
  Four but less than five                   66-2/3%
  Five or more                             100%

A Participant shall be credited with one Completed Year of Vesting Service for each full Computation Period of his participation in the Plan during which he makes the required contributions under the Plan as set forth in Subsection 4.1.

  8.3       Breaks in Service

       (a) In the case of a Participant who has incurred five consecutive One Year Breaks in Service, Years of Vesting Service and Completed Years of Vesting Service completed by such Participant after such five consecutive One Year Breaks in Service shall be disregarded for purposes of determining his vested interest under Subsection 8.2 in the portion of the balance in his Employer Matching Contribution Account that accrued before such five consecutive One Year Breaks in Service.

       (b) In the case of a Participant who has incurred five consecutive One Year Breaks in Service and who has no nonforfeitable interest in his Employer Matching Contribution Account, Years of Vesting Service and Completed Years of Vesting Service completed by such Participant before such five consecutive One Year Breaks in Service shall be disregarded for purposes of determining his vested interest under Subsection 8.2 in the portion of the balance in his Account that accrues subsequent to such five consecutive One Year Breaks in Service.

       (c) In the case of a Participant who has incurred a One Year Break in Service but not five consecutive One Year Breaks in Service, Years of Vesting Service and Completed Years of Vesting Service completed by such Participant prior to such One Year Break in Service shall be disregarded for purposes of determining his vested interest under Subsection 8.2 until such Participant shall have completed a Year of Vesting Service during a Plan Year after the Plan Year in which such One Year Break in Service was incurred.


                                  SECTION IX
                         DISTRIBUTIONS AND WITHDRAWAL

  9.1       Retirement of Participant

       If a Participant retires under the retirement provisions of the Retirement Income Plan, such Participant shall be entitled to distribution from the Trust Fund in a lump sum payment of the amount to the credit of the Participant's Accounts plus cash equal to the amount of any contributions made by or on behalf of the Participant which have not been credited to the Participant's Accounts. The

Participant's Accounts shall be distributed in accordance with the provisions of Subsection 9.6.

  9.2       Death of a Participant

       Upon the death of a Participant, the amount to the credit of the Participant's Accounts plus cash equal to the amount of any contributions made by or on behalf of the Participant and not previously credited to the Participant's Accounts will become distributable to or for the benefit of the Participant's Beneficiary in the form of a lump sum payment.

  9.3       Other Termination of Employment: Vested Participant

       If a Participant shall cease to be an Employee for any reason (other than retirement under the retirement provisions of the Retirement Income Plan or death) after having become vested in any portion of his Employer Matching Contribution Account, the Participant shall be entitled to distribution from the Trust Fund, in accordance with the provisions of Subsection 9.6, of the vested portion of all of the Participant's Accounts, plus cash equal to the sum of any vested contributions made which have not been credited to the Participant's Accounts and any rollover contributions.

  9.4       Other Termination of Employment: Non-Vested Participant

       If a Participant shall cease to be an Employee for any reason (other than retirement under the retirement provisions of the Retirement Income Plan or death) before becoming vested in any portion of his Employer Matching Contribution Account and the earnings, if any, thereon, the Participant shall be entitled to distribution from the Trust Fund of the amount to the credit of the Participant's Accounts attributable to his Pre-Tax Contributions and After-Tax Contributions plus the amount of any of his Pre-Tax Contributions or After-Tax Contributions which have not been credited to the Participant's accounts and any rollover contributions, which shall be paid to him in accordance with Subsection
9.6. The amount to the credit of the Employer Matching Contribution Account of a Participant who is not vested and the earnings, if any, thereon, together with any such Employer Matching Contributions made on behalf of the Participant and not credited to the Participant's Accounts shall be distributed in accordance with Subsection 9.6.

  9.5       Forfeiture Accounts and Forfeitures

       The nonvested portion of a Participant's Employer Matching Contribution Account plus any such Employer Matching Contributions made on his behalf and not previously credited to his Employer Matching Contribution Account which are not distributable under the provisions of Subsections 9.3 and 9.4 shall be credited to a Forfeiture Account established and maintained by the Trustee in the Participant's name as of the Calculation Date coincident with or next following his termination date (before adjustments then required under the Plan have been made). The Forfeiture Account shall be maintained as a Hartmarx Stock Fund Account and, until distributed as hereinafter provided, shall be subject to the provisions of Section VII; provided, however, that such Forfeiture Account shall not be credited (or charged), as set forth in Section VII, with any dividends, gains, losses or other distributions or any interest earned during the Calculation Period in which the balance in such Forfeiture Account becomes a forfeiture as hereinafter set forth. If the Participant does not return to employment with an Employer or an Affiliate prior to incurring five consecutive One Year Breaks in Service, the balance in his Forfeiture Account determined as of the Calculation Date coincident with or next following the date on which he incurs the fifth consecutive One Year Break in Service will be a Forfeiture. If the Participant returns to employment with an Employer or an Affiliate prior to the occurrence of five consecutive One Year Breaks in Service, such Forfeiture Account shall be maintained on his behalf until he becomes 100% vested. The amount ("X") attributable to his Forfeiture Account and payable at the time his participation in the Plan subsequently terminates shall be determined (prior to 100% vesting) in accordance with the following formula: X = P(AB + D) - D, in which P is the vested percentage (based on all of the Participant's Years of Vesting Service) at the time of the subsequent termination; AB is the total of the Participant's Forfeiture Account balance at that time; and D is the amount previously distributed.

       Forfeitures occurring under this Subsection 9.5 shall be applied to pay administrative costs of the Plan or to reduce Employer Matching Contributions for the Plan Year in which such Forfeitures occur and, to the extent such Forfeitures exceed such administrative costs and Employer Matching Contributions, shall be allocated ratably to the Participants employed by such Employer during the Plan Year in the proportion that each such Participant's Annual

Earnings for the Plan Year bears to the total Annual Earnings for such Plan Year of all Participants employed by such Employer during such Plan Year. All increases in benefits provided in this Subsection 9.5 are subject to the provisions of Subsection 4.5.

  9.6       Manner and Form of Distribution

       (a) Except as otherwise provided in Subsection 9.5, the vested amount to the credit of a Participant's Accounts shall be determined as of the Calculation Date coincident with or next preceding the date of his retirement, termination or death and after all adjustments required under the Plan have been made. All benefits shall be paid in a lump sum.

       (b) If a Participant's vested Account balances do not exceed $3,500 (or such higher amount as may be permitted by applicable law or regulation) and have become distributable pursuant to this Section IX, such vested Account balances shall be distributed without the Participant's or Beneficiary's consent as soon as practicable after the date of the Participant's retirement, termination or death.

       (c) If the value of a Participant's vested Account balances exceeds $3,500 (or such higher amount as may be permitted by applicable law or regulation) and have become distributable pursuant to this Section IX, then distribution of such Participant's vested Account balances shall not be made without his consent before his 65th birthday or death. If the Participant elects, his vested Account balances that have become distributable in accordance with this Section IX shall be distributed as soon as practicable after the date of the Participant's retirement or termination.

       (d) Notwithstanding the foregoing, the distribution of benefits under the Plan shall begin earlier if any of the following provisions applies:

           (i) payments to a Participant shall commence no later than April 1 of the calendar year following the calendar year in which such Participant attains age 70-1/2; provided, however, that in the case of any Participant who attained age 70-1/2 before January 1, 1988, and who is not a "five percent owner" (within the meaning of Section 416(i) of the Code), the payments to the Participant shall commence no later than April 1 of the calendar year following the calendar year in which the later of termination or retirement or attainment of age 70-1/2 occurs;

           (ii) unless the Participant who is entitled to a distribution pursuant to this Section IX otherwise elects, the payment of benefits under the Plan will begin not later than the 60th day after the latest of the close of the Plan Year in which occurs: (A) the date on which the Participant attains age 65, (B) the 10th anniversary of the year in which the Participant commenced participation in the Plan, or (C) the date on which the Participant terminates or retires; and

           (iii) if distribution of a Participant's vested Account balances has not commenced prior to such Participant's death, then the Participant's vested Account balances shall be distributed within five years of his date of death to his Beneficiary in a lump sum payment.

       (e) Notwithstanding the foregoing, all distributions made pursuant to the Plan shall be determined and made in accordance with Section 401(a)(9) of the Code and regulations issued thereunder, including the minimum distribution incidental benefit requirement of Proposed Treasury Regulations Section 1.401(a)(9)-2 and these provisions shall override any inconsistent distribution provisions contained in the Plan.

       (f) Participants and Beneficiaries are required to maintain a current post office address on file with the Plan Administrator. If benefits remain to be paid with respect to a Participant or Beneficiary at a time when the Plan Administrator is unable to locate the Participant or Beneficiary or following the death of the Participant or Beneficiary, then the Plan Administrator shall cause the Participant's or Beneficiary's benefits to be treated as a forfeiture if at the expiration of five (5) years after they shall become payable, the benefits shall remain unpaid after the Plan Administrator has sent a registered letter, return receipt requested, to the last known address of the Participant or Beneficiary of his entitlement to benefits and after further diligent effort by the Plan Administrator to ascertain the whereabouts of such person. In the event the Participant or Beneficiary is subsequently located, such benefits shall be restored.

       (g) Distribution of a Participant's Accounts under this Subsection 9.6, and withdrawals under Subsection 9.7 hereof, shall be made as follows: (i) the Participant's Accounts other than his Hartmarx Stock Fund Account, if any, shall be distributed in cash; and (ii) the Participant's Hartmarx Stock Fund Accounts shall be distributed in full shares of the Company's common stock (with cash in lieu of a fractional share) plus any cash balance in such Account unless the Participant elects to have part or all of the distribution made in cash, in which case cash equivalent to the fair market value of such shares of the Company's common stock as of the date on which the Participant terminates his employment with the Employer and all Affiliates, or the date he elects to withdraw his contributions pursuant to Subsection 9.7, shall be distributed in lieu of such shares.

       There shall also be distributed cash equal to the amount of any vested contributions made by or on behalf of the Participant which have not been credited to the Participant's Accounts.

  9.7       Withdrawals

       A Participant may, while continuing as an Employee of the Employer, elect to withdraw (in accordance with Subsection 9.6(g)) the following amounts as of any Calculation Date after all adjustments required under the Plan have been made:

       (a) the entire amount of his After-Tax Contributions and vested Employer Matching Contributions and the earnings, if any, thereon then credited to the Participant's Accounts as of the Calculation Date coincident with or next preceding the withdrawal date (or any lesser amount if such withdrawal constitutes an Emergency With drawal); plus

       (b) cash equal to the amount of the Participant's After-Tax Contributions and vested Employer Matching Contributions which have not yet been credited to the Participant's Accounts;

provided, however, that a Participant who has attained age 59-1/2, while continuing as an Employee of the Employer, must also withdraw (in accordance with Subsection 9.6(g)) the entire amount of Pre-Tax Contributions and the earnings, if any, thereon (or any lesser amount if such withdrawal constitutes an Emergency Withdrawal) then credited to the Participant's Accounts, plus cash equal to the amount of any Pre-Tax Contributions made for the Participant which have not been credited to the Participant's Accounts. The amount so determined shall be reduced by the amount of payments made to or on behalf of the Participant, if any, and not previously charged to his Accounts.

       Payment of withdrawals shall be made as soon as practicable after the date the Participant's signed request for such withdrawal is received by the Plan Administrator.

       Except in the case of an Emergency Withdrawal or a Hardship Withdrawal, if a Participant withdraws any amount from his Accounts under this Subsection 9.7, he may not make contributions to the Plan, or be entitled to Employer Matching Contributions, during the 12 months next succeeding the month in which such amount is withdrawn; provided, however, that said 12-month waiting period will be waived in the case of the first withdrawal in any six-month period of all or any portion of the Participant's Voluntary Contributions.

       A withdrawal under this Subsection 9.7 shall be deemed to constitute an "Emergency Withdrawal" if, after receiving a Participant's application for such a withdrawal (on a form provided by the Company and completed by the Participant for that purpose) and according to uniform nondiscriminatory standards which involve consideration of a Participant's immediate financial needs and other pertinent facts and circumstances, the Plan Administrator, in its sole discretion, shall determine that such withdrawal is precipitated by an emergency affecting the Participant or a member of his immediate family.

       A withdrawal under this Subsection 9.7 shall be deemed to constitute a "Hardship Withdrawal" if, after receiving a Participant's application for such a withdrawal (on a form provided by the Plan Administrator and completed by the Participant for that purpose) and according to uniform nondiscriminatory standards which involve consideration of a Participant's immediate financial needs and other pertinent facts and circumstances, the Plan Administrator, in its sole discretion, shall determine that: (i) the Participant has incurred an immediate and heavy financial need for funds; and (ii) the amount necessary to satisfy such financial need is not reasonably available from other resources of the Participant. For these purposes, an immediate and heavy financial need shall mean the following: (i) expenses incurred or necessary for medical care, described in Section 213(d) of the Code, of the Participant or the Participant's spouse, children or dependents; (ii) the purchase (excluding mortgage payments) of the principal residence of the Participant; (iii) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant or the Participant's spouse, children, or dependents; and (iv) the need to prevent the eviction of the Participant from, or foreclosure on the mortgage of, the Participant's principal residence.

       No Hardship Withdrawal shall exceed the amount required to meet the financial need created by such hardship. For purposes of this Subsection 9.7, a distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

       (a) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans from the Plan and any other plans maintained by the Employer or an Affiliate;

       (b) all plans maintained by the Employer or an Affiliate provide that the Participant's elective deferrals and employee contributions will be suspended for twelve months after the receipt of the hardship distribution;

       (c) the distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and

       (d) all plans maintained by the Employer or an Affiliate provide that the Participant may not make elective deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

       If the withdrawal constitutes a Hardship Withdrawal, a Participant who has not yet attained age 59-1/2 may elect to withdraw (in accordance with Subsection 9.6(g)) all or any portion of his Pre-Tax Contributions then credited to the Participant's Accounts as of the Calculation Date coincident with or next preceding the withdrawal date, including any earnings attributable thereto which were allocated to the Participant's Accounts as of December 31, 1988 (but not the earnings allocated thereafter), plus cash equal to the amount of the Participant's Pre-Tax Contributions which have not yet been credited to his Accounts.

       No Participant shall be permitted more than two (2) Emergency or Hardship Withdrawals, nor shall an Emergency Withdrawal or a Hardship Withdrawal be approved by the Plan Administrator more often than once every five years with respect to any Participant.

  9.8       Beneficiary

       (a) Upon receipt of notification from the Employer that he has qualified for participation in the Plan, a Participant shall designate, on forms provided for that purpose by the Plan Administrator, a Beneficiary who may become entitled to receive benefits under this Plan provided that in the case of a Participant who is legally married on the date of his death, the Participant's Beneficiary shall be his spouse unless such spouse validly consents in writing to a different Beneficiary designation or the Participant establishes to the satisfaction of the Plan Administrator that the consent cannot be obtained because there is no spouse, the spouse cannot be found or some other reasonable excuse. Such consent shall be valid only if it acknowledges the effect of such designation and is witnessed by a Plan representative or a notary public. The designation of a Beneficiary shall not be effective for any purpose unless and until it has been received by the Plan Administrator on the prescribed form and entered in the Plan Administrator's records. Subject to the preceding provisions of this Subsection 9.8, a Participant may, from time to time, change the Beneficiary without notice to such Beneficiary under such rules and regulations as the Plan Administrator may from time to time provide.

       (b) If a Participant fails to designate a Beneficiary, or if any such designation is ineffective under (a) above, or if a Participant's designated Beneficiary has predeceased the Participant, then the balance in such Participant's Accounts shall be paid to the first of the following then surviving in the following order and priority: the spouse, children (in equal shares), parents (in equal shares), brothers and sisters (in equal shares), and the estate of the Participant.

  9.9       Facility of Payment

       Whenever, in the Plan Administrator's opinion, a person entitled to receive any payment is under a legal disability, or is incapacitated in any way so as to be unable to manage his financial affairs, the Plan Administrator may direct the Trustee to make the payment to such person, or to his legal representative, or to a relative or friend of such person for his benefit, or the Plan Administrator may direct the Trustee to apply the payment for the benefit of such person in such manner as the Plan Administrator considers advisable. Any payment made in accordance with the provisions of this Subsection 9.9 shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

                                   SECTION X
                                   ROLLOVERS

  10.1       Receipts from Other Plans

       The Trustee is authorized to receive amounts payable to Participants of this Plan which constitute eligible rollover distributions, as that term is defined in Subsection 10.2 below.

       The Company, in its sole discretion, may permit the transfer, to the Trustee of this Plan, of any amounts a Participant is entitled to receive as an eligible rollover distribution from a qualified retirement plan, subject to the following conditions:

       (a) such amounts may be accepted by the Trustee only on the date designated by the Company for that purpose;

       (b) the amount so transferred shall not exceed the portion of such distribution which is includible in gross income (determined without regard to Section 402(c)(1) of the Code); and

       (c) the transfer must be made within sixty (60) days following the date the Participant was entitled to receive such eligible rollover distribution.

       Amounts received by the Trustee pursuant to this Section X shall not be considered to be a contribution of the Participant or of the Employer for any purpose under this Plan. The Participant will be 100% vested in all amounts transferred to the Trustee in accordance with this Section X.

  10.2       Direct Rollovers to Other Plans

       (a) This Subsection 10.2 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary which would otherwise limit a distributee's election under this Subsection 10.2, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover; provided the amount of the direct rollover cannot be less than the lesser of (i) $500 or (ii) the eligible rollover distribution; and provided further the distributee may not elect a direct rollover of all or any portion of eligible rollover distributions received within one taxable year of the distributee that total less than $200. The distributee shall be limited to a single direct rollover for each eligible rollover distribution.

       (b) For purposes of this Section X, the following definitions shall apply:

           (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent that such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution which is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

           (ii) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified plan described in Section 401(a) of the Code which accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

           (iii) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

           (iv) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.


                                  SECTION XI
                                TRUST AGREEMENT

  11.1       Trustee

       The Company will enter into one or more Trust Agreements with a Trustee or Trustees selected by the Company to manage and operate the Trust Fund under this Plan. A Trustee may be removed, the number of Trustees may be changed, and any successor Trustee may be appointed by Company. All rights which may accrue to any person under this Plan shall be subject to all the terms and provisions of the Trust Agreement or Trust Agreements as amended from time to time.

  11.2       Irrevocability

       The Employer shall have no right, title or interest in the Trust Fund or in any part thereof and no part of the Trust Fund shall revert to the Employer; provided, however:

       (a) in the case of an Employer contribution which is made by virtue of a mistake of fact, this Subsection 11.2 shall not prohibit the return of such contribution to the Employer within one year after the mistake is discovered and made known to the Employer;

       (b) if the Plan does not qualify under applicable provisions of the Code, this Subsection 11.2 shall not prohibit the return of such contribution to the Employer within one year after the date such non-qualification of the Plan is made known to the Employer; and

       (c) to the extent a deduction for an Employer's contribution to the Plan is disallowed, this Subsection 11.2 shall not prohibit the return to such Employer of such contribution (to the extent not deductible), within one year after such deduction is disallowed.


                                  SECTION XII
                 PLEDGE OR ALIENATION OF ACCOUNTS OR BENEFITS

  12.1       General Rule: Pledge or Alienation Prohibited

       Except as provided in this Section XII or as otherwise required by the tax withholding provisions of the Code or of a state's income tax act, neither a Participant's Accounts nor any claim payable under this Plan may ever be assigned, transferred, encumbered, or alienated, or be in any manner liable for or subject to the debts or liabilities of any Participant, former Participant, retired Participant, or Beneficiary.

  12.2       Exception: Authorized Borrowing from Trust Fund

       Subject to the requirements of the Code and the regulations promulgated thereunder from time to time, a Participant may borrow from the Trust Fund, a portion of the Pre-Tax Contributions and After-Tax Contributions and the earnings, if any, thereon then credited to his Accounts, provided, that the amount of any such loan, when added to the outstanding balance of all other loans to the Participant from the Plan and any other qualified plans of the Employer or an Affiliate, shall not be less than $500 and shall not exceed the lesser of: (a) 50% of the value of such Pre-Tax Contributions and After-Tax Contributions and earnings, if any, thereon, under such plans as of the date of the loan; or (b) $50,000 reduced by the excess (if any) of the highest outstanding balance of all loans to the Participant from such plans during the one-year period ending on the day before the loan was made over the outstanding balance of all loans to the Participant from such plans on the date on which the loan was made.

       A Participant may have only one outstanding loan at a time, except that a second loan may be granted for the purchase of the Participant's primary residence or in the case of a financial emergency, as determined by the Plan Administrator in its sole discretion.

       Each such loan shall be evidenced by a written note providing for: (i) substantially level amortization of principal and interest over a period of five years or less (or up to 15 years, if the loan is being used to acquire the Participant's principal residence); (ii) repayment at fixed intervals, not less frequent than quarterly, to a separate "Loan Fund Account" established for the Participant; and (iii) a reasonable rate of interest and a loan administration fee, if any, to be determined by the Plan Administrator at the time such loan is made. The terms and conditions on which the Plan Administrator shall approve loans under the Plan shall be applied on a uniform and reasonably equivalent basis with respect to all Participants and Beneficiaries who are "parties in interest" as defined in Section 3(14) of ERISA. Loans shall not be made available to Highly Compensated Employees in percentages greater than the percentages made available to other employees.

       Each loan shall be adequately secured within the meaning of Section 4975(d) of the Code and such security shall include the pledge of all of the Participant's right, title and interest in the Plan.

       On or before the date of the loan, the Participant's Accounts shall be converted to cash (converting, in the following order and on a pro rata basis, any After-Tax Contribution Accounts (first, Voluntary Contributions subaccounts, then Matched Contributions subaccounts), any Pre-Tax Contribution Accounts (first Voluntary Contributions subaccounts, then Matched Contributions subaccounts) and any Rollover Contribution Accounts) and such cash credited to the Participant's Loan Fund Account, until the cash balance of the Loan Fund Account is sufficient to fund the loan. Employer Matched Contributions and the earnings, if any, thereon may not be borrowed by the Participant. All loan payments by the Participant shall be made to his Loan Fund Account and on each Calculation Date the cash balance of such Loan Fund Account shall be credited to the Participant's Accounts in the same proportion as the Participant's current contributions are credited.

       If a Participant shall default on the repayment of any such loan, the unpaid portion thereof, together with all interest thereon, shall be immediately due and payable. The Plan Administrator shall take any and all actions necessary and appropriate to enforce collection of the unpaid loan, although foreclosure on the Participant's promissory note and attachment of the Plan's security shall not occur until a distributable event occurs under the Plan. If any loan made to a Participant remains unpaid on the date payment of Plan benefits are to be made or commence to or on behalf of such Participant, an amount equal to the unpaid portion thereof, shall be deducted from the amounts otherwise payable to or on account of the Participant under the Plan and the amount or accrued interest on such unpaid loan shall be deemed and accounted for as a distribution to or on behalf of the Participant.

  12.3       Exception: Qualified Domestic Relations Order

       All or any portion of a Participant's Accounts which would otherwise be paid to the Participant pursuant to the terms of the Plan may be paid to an "alternate payee" (as defined in Section 414(p) of the Code) if the Plan is required to make such payment pursuant to a "qualified domestic relations order" (as defined in Section 414(p) of the Code). Upon making any payment to any alternate payee pursuant to this Subsection 12.3, the Plan shall be released from all liability to the Participant and any other person or entity claiming any interest with respect to such payment.

                                 SECTION XIII
                                ADMINISTRATION

  13.1       Plan Administrator's Duties

       The Plan shall be administered by the Plan Administrator in its complete discretion. At any time that the Plan Administrator is a committee of one or more persons, a member of the committee may resign upon 10 days' prior notice to the Board of Directors and a member of the committee may be removed by the Board of Directors at any time.

  13.2       Powers and Duties

       The Plan Administrator shall have such discretionary powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties:

       (a) to construe and interpret the Plan, including doubtful or disputed provisions; to determine all benefits, including factual questions relating to the payment of benefits and eligibility for benefits; to determine the amount, manner and time of payment of any benefits hereunder; to determine other rights of Employees and Participants; and to remedy ambiguities, inconsistencies or omissions;

       (b) to prescribe procedures consistent with the Plan's terms to be followed by Participants and Beneficiaries in filing applications for benefits and, as may be necessary, for the efficient administration of the Plan;

       (c) to make a determination as to the right of any person to a benefit and to administer the claims procedure set forth in Subsection 18.6;

       (d) to request and receive from the Employers and from Employees such information as shall be necessary for the proper administration of the Plan;

       (e) to prepare, file and distribute such reports, summaries, descriptions and other materials as may be required by ERISA or other applicable laws;

       (f) to furnish the Employers, upon request, such reports and information with respect to the administration of the Plan and investments of the Plan as are reasonable and appropriate;

       (g) to appoint or employ any agents it deems advisable, including legal counsel and to allocate or delegate to them such powers, rights and duties as the

   Plan Administrator considers necessary or advisable to properly carry out the administration of the Plan;

       (h) to issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the Plan;

       (i) to receive and review reports of the financial condition and of the receipts and disbursements of the Trust Fund from the Trustee; and

       (j) during any period when a person other than the Company is acting, to report to the Board of Directors of the Company on such dates as the Board requests or to such person or persons as the Board designates about any significant problems which have developed in connection with the administration of the Plan and any recommendations as to the amendment of the Plan or the modification of Plan administration.

  13.3       Specific Delegation by Plan Administrator

       During any period in which the Company is acting as Plan Administrator, an officer of the Company designated by its Chairman or President shall cause benefits to be paid to persons entitled thereto, shall establish and maintain operational rules and procedures that are consistent with the provisions of the Plan, shall maintain or cause to be maintained all necessary records and accounts and shall from time to time deliver such reports to participants and government agencies as shall be required by law or useful in administering the Plan and providing information to Participants and Beneficiaries. Each of the Chairman, the President, any Executive Vice President, any Senior Vice President, any Vice President, the General Counsel, the Secretary, the Treasurer and the Controller of the Company are authorized to give such necessary and appropriate directions to the Trustee or Trustees under the Trust Agreement which implements the Plan as may be required for the proper administration of the Plan.

  13.4       Quorum

       At any time that the Plan Administrator is a committee, this Subsection
13.4 shall apply. The action of a majority of the members of the committee at the time acting hereunder, and any instrument executed by a majority of such members whether signed as a single document or concurrent documents, shall be considered the action or instrument of the Plan Administrator. Action may be taken by the committee at a meeting or in writing without a meeting; however, no member of the committee shall vote or decide upon any matter relating solely to himself or to any of his rights or benefits under the Plan. If the committee shall be evenly divided on any question, the decision of the Board of Directors shall control. Except as required by law, no member of the committee shall be liable or responsible for an act or omission of other committee members in which the former has not concurred. The committee may authorize any one or more of its members to execute any document or documents on behalf of the Plan Administrator, in which event the Plan Administrator shall notify the Trustee in writing of such action and of the name or names of its member or members so designated. The Trustee thereafter may accept and rely upon any document executed by such member or members as representing action by the Plan Administrator, until the Plan Administrator shall file with the Trustee a written revocation of such designa tion.

  13.5       Procedures

       The Plan Administrator shall adopt such rules, regulations, and by-laws as it deems necessary or desirable. All rules and decisions of the Plan Administrator shall be uniformly applied to all similarly situated Participants. When making a determination, the Plan Administrator may rely upon information furnished by the Employers, by legal counsel for the Employers, or by the accountant for the Plan. If the Plan Administrator is a committee, the committee may have one of its members as its chairman and may elect a secretary who may, but need not, be a member of the committee. The secretary of the committee shall keep a record of all meetings or actions taken and shall forward all necessary communications and/or directions to the Trustee.

  13.6       Decision of Plan Administrator is Final

       Subject to applicable law and the provisions of Subsection 9.9, any interpretation of the provisions of the Plan and any decision on any matter within the discretion of the Plan Administrator made by the Plan Administrator in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the Plan Administrator shall make such adjustment on account thereof as the Plan Administrator considers equitable and practicable.

  13.7       Expenses

       All costs and expenses of administration of the Plan, including fees, brokerage commissions and transfer taxes but only to the extent that such commissions and transfer taxes when added to Employer Matching Contributions under Section IV do not exceed current or accumulated earnings and profits, and other charges incurred by the Trustee, shall be borne by the Employers except to the extent (i) paid out of forfeitures that are not otherwise applied to reduce Employer Matching Contributions, or (ii) charged to the Trust Fund.


                                  SECTION XIV
                   APPROVAL UNDER THE INTERNAL REVENUE CODE

       This Plan is intended to qualify as a Plan meeting the requirements of Sections 401(a) and 401(k) of the Code as now in effect or hereafter amended, so that contributions of the Employer under the Plan may be deductible for federal income tax purposes under Section 404 of the Code, as now in effect or hereafter amended. Any modification or amendment of the Plan may be made retroactive, as necessary or appropriate, to establish and maintain such qualification.


                                  SECTION XV
                           AMENDMENT AND TERMINATION

       The Company reserves the right, by resolution of the Board of Directors or any subcommittee of the Board of Directors to whom such authority has been delegated, to alter, amend, modify, revoke or terminate this Plan or any Trust that may be entered into or established by it to effectuate and implement this Plan. The Employer reserves the right to discontinue or suspend the payment of contributions to the Trust Fund held under the Trust. Notwithstanding the foregoing, no such alteration, amendment, modification, revocation, or termination of this Plan or any Trust that may be established hereunder shall operate to enlarge the Employer's rights under Subsection 11.2. Notwithstanding any other provisions of this Plan, in the event that, as to any Employer, the Plan is terminated or contributions are permanently discontinued or there is a partial termination of the Plan by operation of law, the Employer Matching Contribution Accounts of all affected Participants of such Employer shall immediately become 100% vested and be non-forfeitable. Distribution of benefits will be made in a lump-sum payment not later than 60 days following the date on which the Participant attains age 65 years. All appropriate accounting provisions of the Plan will continue to apply until the benefits of all affected persons have been distributed to them.

       The Plan shall not merge or consolidate with, or transfer its assets or liabilities to, any other Plan unless each Participant would (if the Plan then terminated) be entitled to receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).


                                  SECTION XVI
                            INCLUSION OF AFFILIATES

       With the consent of the Company and after having adopted the Retirement Income Plan, any present or future Affiliate may become an Employer under the Plan by resolution of the board of directors of such Affiliate adopting the Plan. Upon the adoption of a resolution by the Board of Directors of the Company approving the action of such Affiliate, such Affiliate shall be an Employer under this Plan as of the date specified in the resolution of such Affiliate.

       Any transfer of employment by an Employee from one Employer to another Employer shall not constitute termination of service by such Employee for the purposes of the Plan. Any transfer of employment by an Employee from an Employer to an Affiliate which is not an Employer shall not constitute termination of services for purposes of Section VIII, unless such Affiliate shall have adopted the Savings-Investment Plan and such Employee does not participate therein although eligible to do so.

       Any Affiliate may, by resolution of its board of directors, terminate the Plan as to such Affiliate, but no Affiliate shall have the power to alter, amend, modify, or revoke the Plan or to terminate the Plan as a whole.

                                 SECTION XVII
                             TOP-HEAVY PROVISIONS

17.1   Notwithstanding any other provisions of this Plan to the contrary, this
Section XVII shall apply if the Plan is a Top-Heavy Plan as defined herein. The Plan shall be a "Top-Heavy Plan" in a Plan Year if, as of the Determination Date, the value of the Accrued Benefits of Key Employees (as defined in Section 416(i) of the Code and utilizing 415 Compensation in determining Key Employee status) as of the Valuation Date exceeds 60% of the value of the Accrued Benefits of all Employees as of the Valuation Date. In determining whether this Plan is a Top-Heavy Plan (i) the Employer and all Affiliates shall be treated as a single employer, and (ii) all plans that are part of the Aggregation Group shall be treated as a single plan. For purposes of this Section XVII:
"Determination Date" and "Valuation Date" mean for the first Plan Year, the last day of such Plan Year, and for any other Plan Year, the last day of the preceding Plan Year; "Accrued Benefit" means the account balance of an Employee or, for an Aggregation Group, the sum of the account balances and the present value of accrued benefits of an Employee each computed or excluded in accordance with Section 416(g) of the Code; and "Aggregation Group" means each plan of an employer in which a Key Employee participates which standing alone or together with another plan of the employer meets the requirements of Sections 401(a)(4) or 410 of the Code. In determining whether this Plan is a Top-Heavy Plan, the following rules shall apply:

       (a) Any distribution to a Key Employee, Participant, former Participant, Beneficiary, participant, former participant or beneficiary from the Plan, a Related Defined Contribution Plan (as defined in Subsection 4.5) or a Related Defined Benefit Plan (as defined in Subsection 4.5) made during the five-year period ending on a Determination Date will be treated as part of that person's account balance or accrued benefit, as applicable, to the extent the distribution does not, when made, exceed the account balance or accrued benefit.

       (b) The Beneficiary of any Key Employee or person who is not a Key Employee will be treated, respectively, as a Key Employee or person who is not a Key Employee.

       (c) If, as of any Determination Date, a person who was a Key Employee for a prior Plan Year is not a Key Employee for the Plan Year ending on that Determination

   Date, his account balance or accrued benefit will not be taken into account.

       (d) No account balance, accrued benefit or distribution attributable to a person who has performed no services during the five year period ending on the Determination Date will be included.

17.2 If the Plan is a Top-Heavy Plan in a Plan Year, the nonforfeitable percentage of the Accrued Benefit for such Plan Year of a Participant who is credited with an Hour of Service in such Plan Year shall be determined in accordance with the following schedule based upon Years of Vesting Service:

       Years of Vesting Service       Percent Vested
       ------------------------       --------------

            Two                         20%
            Three                       40%
            Four                        66-2/3%
            Five                       100%

17.3 If the Plan is a Top-Heavy Plan in a Plan Year, unless Subsection 17.4 is applicable to a Participant, the Employer Matching Contributions and Forfeitures allocated to a Participant who is not a Key Employee and who is employed on the last day of the Plan Year shall not be less than the percentage of such Participant's 415 Compensation (disregarding 415 Compensation in excess of the applicable adjusted annual compensation limitation described in Section 401(a)(17) of the Code) in the Plan Year which is equal to the percentage at which Employer Matching Contributions and Forfeitures are made to the Key Employee for whom such percentage is the highest. The percentage referred to herein shall be determined by dividing the Employer Matching Contributions and Forfeitures allocated to the Key Employee by such Key Employee's 415 Compensation (disregarding 415 Compensation in excess of the applicable adjusted annual compensation limitation described in Section 401(a)(17) of the Code) in the Plan Year.

17.4 If this Plan is a Top-Heavy Plan in a Plan Year, a Participant who is not a Key Employee and who also participates in a defined benefit plan which is a Top-Heavy Plan included in the Aggregation Group shall receive the minimum benefit provided for in such plan.

17.5 If this Plan is a Top-Heavy Plan in a Plan Year, paragraphs (i) and (ii) of Subsection 4.5(c) shall be amended by substituting "1.0" for the number "1.25" where such number appears therein.


                                 SECTION XVIII
                                 MISCELLANEOUS

18.1 This Plan shall be governed, construed, administered and regulated in all respects under the laws of the State of Illinois, except insofar as they shall have been superseded by the provisions of ERISA.

18.2 In case any provisions of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if said illegal and invalid provisions had never been inserted herein.

18.3 Anything herein to the contrary notwithstanding, neither the establishment of the Plan, nor any modification hereof, nor the creation of the Trust Fund or any Account, nor the payment of any benefits shall be construed as giving any Participant, Beneficiary or any other person, any legal or equitable right against the Company, an Employer, the Plan Administrator or the Trustee, unless such right shall be specifically provided for in the Plan; nor shall any of the foregoing be construed as giving any Participant or any other Employee of an Employer the right to be retained in the service of an Employer or an Affiliate, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

18.4 Each person entitled to benefits under the Plan must file with the Plan Administrator, in writing, the person's post office address and each change of post office address. Any communication, statement, or notice addressed to such a person at that person's latest post office address as filed with the Plan Administrator will be binding upon such person for all purposes of the Plan, and the Plan Administrator shall not be obligated to search for or ascertain the whereabouts of any such person.

18.5 Participants, former Participants and Beneficiaries must furnish to the Plan Administrator such documents, evidence or information as the Plan Administrator considers necessary or desirable for the purpose of administering the Plan, or to protect the Employer, and it

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shall be a condition of the Plan that each such person must furnish promptly true and complete data, evidence or information and sign such documents as the Plan Administrator may require before any benefits become payable under the Plan.

18.6        Claims Procedure

       (a) In order to receive a benefit, a Participant or Beneficiary (the "Applicant") shall file a written application therefor on forms prescribed by the Plan Administrator. If a claim for benefits made by the Applicant is denied, the Plan Administrator shall furnish to the Applicant within 90 days after its receipt of such claim (or within 180 days after such receipt if special circumstances require an extension of time) a written notice which:
   (i) specifies the reasons for the denial, (ii) refers to the pertinent provisions of the Plan on which the denial is based, (iii) describes any additional material or information necessary for the perfection of the claim and explains why such material or information is necessary, and (iv) explains the claim review procedures.

       (b) Upon the written request of the Applicant submitted within 60 days after his receipt of such written notice, the Plan Administrator shall afford the Applicant a full and fair review of the decision denying the claim and, if so requested: (i) permit the Applicant to review any documents which are pertinent to the claim and (ii) permit the Applicant to submit to the Plan Administrator issues and comments in writing.

       (c) Within 60 days after its receipt of a request for review (or within 120 days after such receipt if special circumstances, such as the need to hold a hearing, require an extension of time) the Plan Administrator shall notify the Applicant in writing of its decision and the reasons for its decision and shall refer the Applicant to the provisions of the Plan which form the basis for its decision.

18.7        Litigation

       In any action or proceeding regarding any Plan assets, any Plan benefits or the administration of the Plan, Employees or former Employees of an Employer, their Beneficiaries and any other persons claiming to have an interest in the Plan shall not be necessary parties and

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shall not be entitled to any notice of process. Any final judgment which is not appealed or appealable and which may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and on all persons having or claiming to have any interest in the Plan. To the extent permitted by law, if a legal action is begun against the Plan Administrator, the Company, an Employer or any Trustee by or on behalf of any person and such action results adversely to such person, or if a legal action arises because of conflicting claims to a Participant's or other person's benefits, the cost of an Employer, the Company, the Plan Administrator or the Trustee of defending the action will be charged to the sums, if any, which were involved in the action or were payable to the Participant or the other person concerned. Acceptance of participation in the Plan shall constitute a release of all Employers, the Company, the Plan Administrator, any Trustee and their agents from any and all liability and obligation not involving willful misconduct or gross neglect to the extent permitted by applicable law. Notwithstanding any other provisions of the Plan, if the Plan Administrator is required by a final court order to distribute the benefits of a Participant other than in a manner required under the Plan, then the Plan Administrator shall cause the Participant's benefits to be distributed in a manner consistent with such final court order. The Plan Administrator shall not be required to comply with the requirements of a final court order in an action in which the Plan Administrator, the Trustee, the Plan or the Trust was not a party, except to the extent such a final court order is a qualified domestic relations order (as defined in section 414(p) of the Code).

18.8 Copies of the Plan and any amendments thereto will be on file at the principal office of an Employer where they may be examined by any Participant or any other person entitled to benefits under the Plan.

18.9 Any notice required under the Plan may be waived by the person entitled to notice.

18.10 Evidence required of anyone under the Plan shall be signed, made or presented by the proper party or parties and may be by certificate, affidavit, document or other information which the person acting thereon considers pertinent and reliable.

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18.11       Fiduciary Responsibilities

       It is specifically intended that all provisions of the Plan shall be applied so that all fiduciaries with respect to the Plan shall be required to meet the prudence and other requirements and responsibilities of applicable law to the extent such requirements or responsibilities apply to them. No provisions of the Plan are intended to relieve a fiduciary from any responsibility, obligation, duty or liability imposed by applicable law. In general, a fiduciary shall discharge his duties with respect to the Plan solely in the interests of Participants and other persons entitled to benefits under the Plan and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

18.12       Indemnification

       To the extent permitted by law, no person (including an Employer, the Company, a Trustee, any present or former Plan Administrator, any present or former director, officer, shareholder, or Employee of an Employer) shall be personally liable for any act done or omitted to be done in good faith in the administration of the Plan or the investment of the Trust Fund. To the extent permitted by law, each present or former director, officer, shareholder or Employee of an Employer to whom the Plan Administrator or an Employer has delegated any portion of its responsibilities under the Plan and each present or former Plan Administrator shall be indemnified and saved harmless by the Employers (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the Plan) from and against any and all claims of liability to which they are subjected by reason of any act done or omitted to be done in good faith in connection with the administration of the Plan or the investment of the Trust Fund, including all expenses reasonably incurred in their defense if the Employers fail to provide such defense.

18.13       Voting of Company Common Stock

       Each Participant (or, in the event of his death, his Beneficiary), as a named fiduciary, shall have the right to direct the Trustee as to the manner in which shares of Company common stock credited to his Hartmarx Stock Fund Account are to be voted on each matter brought before an annual or special stockholders' meeting of the Company.

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Before each such meeting of stockholders, the Trustee shall cause to be furnished to each Participant (or beneficiary) a copy of the proxy solicitation material, together with a form requesting confidential directions on how such shares shall be voted on each such matter. The Trustee shall on each such matter vote such shares (including fractional shares) as directed, and the Trustee shall have no discretion in such matter. The instructions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company or any Affiliate. The Trustee shall also vote at any meeting such shares for which it has not received direction, and shares which have not yet been credited to the Hartmarx Stock Fund Accounts of Participants, in the same proportion as directed shares are voted, and the Trustee shall have no discretion in such matter.

18.14       Tender and Exchange Offers for Company Common Stock

          Each Participant (or, in the event of his death, his Beneficiary), as a named fiduciary, shall have the right, to the extent of the number of shares of Company common stock credited to his Hartmarx Stock Fund Account, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to such shares. The Trustee shall use its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) such information as will be distributed to stockholders of the Company in connection with any such tender or exchange offer. The Trustee shall respond as instructed with respect to such shares. The instructions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company or any Affiliate. If the Trustee shall not receive timely instruction from a Participant (or Beneficiary) as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares with respect to which such Participant has the right of direction, and the Trustee shall have no discretion in such matter. Shares which have not yet been credited to the Hartmarx Stock Fund Accounts of Participants shall be tendered or exchanged by the Trustee in the same proportion as shares with respect to which Participants (or beneficiaries) have the right of direction are tendered or exchanged, and the Trustee shall have no discretion in such matter.

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                                  CERTIFICATE
                                  -----------



          I, _____________________________, Secretary of Hartmarx Corporation,
hereby certify that the attached document is a correct copy of the Hartmarx Savings-Investment Plan, as amended and restated effective as of January 1, 1989.

       Dated this ________ day of December, 1994.


                                           By:__________________________________
                                                  Its Secretary as Aforesaid